Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 ---------------

                           DECORATOR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Pennsylvania                             25-1001433
    (State of Incorporation)          (I.R.S. Employer Identification No.)

                10011 Pines Blvd., Pembroke Pines, Florida 33024
               (Address of principal executive offices) (Zip Code)
                                -----------------

                           DECORATOR INDUSTRIES, INC.

                        1995 Incentive Stock Option Plan
                            (Full title of the plan)
                               ------------------

                           JEROME B. LIEBER, Secretary
                          40th Floor, One Oxford Centre
                         Pittsburgh, Pennsylvania 15219
                     (Name and address of agent for service)

                                 (412) 392-2000
          (Telephone number, including area code, of agent for service)
                              --------------------

                                    Copy to:
                             MICHAEL M. LYONS, Esq.
                         Klett Lieber Rooney & Schorling
                          40th Floor, One Oxford Centre
                         Pittsburgh, Pennsylvania 15219
                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                            Proposed              Proposed
                                                         Amount              maximum               maximum
                Title of securities                       to be          offering price           aggregate             Amount of
                 to be registered                      registered          per share*          offering price*      registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.20 par value...............         520,830 shs.            $8.10               $3,310,689               $921
====================================================================================================================================

* Estimated solely for the purpose of computing the registration fee, based on Rule 457(h)(1) for currently-optioned shares and Rule 457(c) with respect to the balance of the shares.

[The Prospectus included herein (i) is a combined prospectus under Rule 429, relating also to Registration Statement No. 33-47895, and (ii) contains the Form S-3 information required by General Instruction Cl for Form S-8 in order for affiliates to use the Prospectus in reoffering or reselling stock acquired by them pursuant to this Registration Statement or Registration Statement No. 33-47895. A total of 276,220 shares (after stock splits) are being carried forward from Registration Statement No. 33-47895, for which a filing fee of $79 was previously paid]



                                               CROSS REFERENCE SHEET
                                                    (Form S-3)


           Item Number and Caption                                        Prospectus Caption or Location
           -----------------------                                        ------------------------------
1.    Forepart of Registration Statement
      and Outside Front Cover Page
      of Prospectus.............................................        Outside front cover page

2.    Inside Front and Outside
      Back Cover Pages of Prospectus............................        Available Information, Documents
                                                                        Incorporated Herein By Reference,
                                                                        outside back cover page
3.    Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
      Charges...................................................        Not Applicable

4.    Use of Proceeds...........................................        Not Applicable

5.    Determination of Offering Price...........................        Not Applicable

6.    Dilution..................................................        Not Applicable

7.    Selling Security Holders..................................        Selling Securityholders

8.    Plan of Distribution......................................        Outside front cover page

9.    Description of Securities to be Registered................        Description of Capital Stock

10.   Interests of Named Experts and Counsel....................        Legal Matters

11.   Material Changes..........................................        Not Applicable

12.   Incorporation of Certain Information
      by Reference..............................................        Documents Incorporated Herein
                                                                        By Reference
13.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...............................................        Description of Capital Stock

--------------------------------------------------------------------------------

                                   PROSPECTUS
--------------------------------------------------------------------------------


                           DECORATOR INDUSTRIES, INC.
                                  Common Stock
                                ($.20 Par Value)

                                   ----------

                        520,830 Shares Offered Under The
                        1995 INCENTIVE STOCK OPTION PLAN

                   276,220 Shares Issued or Offered Under The
                        1984 INCENTIVE STOCK OPTION PLAN

                                   ----------

         This Prospectus relates to the offer and sale of shares of Common Stock, $.20 par value per share (the "Common Stock"), of Decorator Industries, Inc. (the "Company") to certain officers and employees of the Company pursuant to the 1995 Incentive Stock Option Plan ("95 Plan") and the 1984 Incentive Stock Option Plan ("84 Plan"). Officers who are "affiliates" of the Company (as defined in Rule 405 under the Securities Act of 1933) may use this Prospectus for the reoffer or resale of such shares in brokers' transactions on the American Stock Exchange, in privately negotiated transactions, or otherwise, and may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended, with respect to such resales. The Company will receive none of the proceeds from such resales.

         The Common Stock is listed and traded on the American Stock Exchange (Symbol: DII). The Company's executive offices are located at 10011 Pines Boulevard, Pembroke Pines, Florida 33024 and its telephone number is (954) 436-8909.


                                   ----------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
               SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY
                     OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

        -----------------------------------------------------------------



                 The date of this Prospectus is October 15, 1999

                              AVAILABLE INFORMATION

         Decorator Industries, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549 and at its regional offices located at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates.

         This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. The Registration Statement, including the exhibits filed or incorporated by reference as a part thereof, may be inspected without charge at the public reference facilities of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Further information about the 84 Plan and the 95 Plan and their administrators may be obtained by contacting Michael K. Solomon, Vice President and Treasurer of the Company, whose address and telephone number are set forth below.

         The Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers who file electronically with the Commission, such as the Company. The address of that site is http://www.sec.gov.

         If a copy of the Company's annual report to stockholders for the last fiscal year was not furnished with this Prospectus, a copy of such report may be obtained, without charge, from the Company upon written or oral request to:
Decorator Industries, Inc., Michael K. Solomon, Vice President and Treasurer, 10011 Pines Boulevard, Pembroke Pines, Florida 33024; telephone number (954) 436-8909. Participants in the 84 Plan or the 95 Plan will receive copies of all reports, proxy statements and other communications distributed to stockholders of the Company.

                      THE 1984 INCENTIVE STOCK OPTION PLAN

         The 84 Plan was adopted by the Board of Directors of the Company (the "Board") on February 23, 1984 and approved at the 1984 annual meeting of stockholders. The 84 Plan expired February 22, 1994 and no further stock options may be granted thereunder. As of September 15, 1999, options for a total of 105,335 shares of Common Stock (after adjustment for stock splits effected in 1984, 1993, 1996, 1997 and 1998) were outstanding under the 84 Plan. These options are described in "Outstanding Options" below and will expire ten years from their respective dates of grant. The 84 Plan was neither qualified under
Section 401 of the Internal Revenue Code (the "Code") nor subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         Options granted under the 84 Plan were intended to be "incentive stock options" within the meaning of the Code. See "Certain Federal Income Tax Consequences" below. The other terms and provisions of the 84 Plan are essentially the same as those of the 95 Plan, which is described below.


                      THE 1995 INCENTIVE STOCK OPTION PLAN

         The 95 Plan was adopted by the Board of Directors on April 3, 1995 and approved at the 1995 annual meeting of stockholders. The 95 Plan will expire April 2, 2005 unless earlier terminated by the Board of Directors; however, options granted prior to the expiration of the 95 Plan will remain in effect in accordance with their terms.

         The purpose of the 95 Plan is to provide financial incentives for selected key personnel of the Company, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining personnel of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a competent management team, (iii) motivating key personnel to achieve long-range performance goals and objectives and (iv) providing incentive compensation opportunities competitive with those of other corporations.

         The 95 Plan is neither qualified under Section 401 of the Code nor subject to any provisions of ERISA.

         The following summary of the 95 Plan is qualified in its entirety by reference to the 95 Plan, copies of which have been filed with the Commission and furnished to the recipients of stock options.

Administration and Eligibility

         The 95 Plan authorizes the granting of stock options to full-time employees who are responsible for the management, growth and protection of the business of the Company. Optionees are selected by the Board, on the recommendation of the Stock Option Committee (the "Committee"), from among those eligible. As of the date of this Prospectus there were 21 participants in the 95 Plan.

         The Committee is composed of two or more directors of the Company appointed by the Board. The Committee is authorized, in its discretion but within the parameters set forth in the Plan, to recommend to the Board those officers and employees who shall receive awards, the number of shares to be optioned and the time or times when awards shall be made. The Committee is also authorized to interpret the terms and provisions of the awards. The Committee's interpretations of the awards are final and conclusive as to all interested parties. The Committee has general authority to interpret the 95 Plan and to establish rules and regulations for its administration, subject to the power of the Board to rescind or overrule any action taken by the Committee. As of the date of this Prospectus, the members of the Committee were Joseph N. Ellis (Chairman) and Jerome B. Lieber. The Committee serves at the pleasure of the Board.

Stock Option Grants

         Up to 520,830 shares of Common Stock (after adjustment for stock splits effected in 1996, 1997 and 1998) may be issued or delivered by the Company under the 95 Plan, which may include newly-issued or treasury shares. The number and kind of shares that may be issued, the number of shares subject to outstanding options, the exercise (purchase) price per share and other relevant provisions are subject to appropriate adjustment for stock splits, stock dividends, reverse splits, recapitalizations, a merger in which the Company is the surviving corporation or other similar event. Such adjustment shall be as determined by the Board, whose determination shall be binding on all persons. Shares of stock subject to an option which for any reason is canceled or terminated without having been exercised in full are again available for awards under the 95 Plan.

         Incentive stock options. Stock options granted under the 95 Plan are intended to be "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"). The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year, under all plans of the optionee's employer corporation and its parent and subsidiary corporations, cannot exceed $100,000. An ISO granted to any employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary must expire no later than five years after the date of grant, and the exercise price must be at least 110% of the fair market value of the stock on the date of grant. In addition, no ISO may be exercisable more than three months after termination of the optionee's employment with the Company or with a parent or subsidiary corporation of the Company, except that when such employment is terminated because of permanent and total disability within the meaning of Section 22(e)(3) of the Code ("Permanent Disability") or death, such period may be one year.

         Terms and provisions of stock options. The terms and provisions of stock options are determined by the Board on the recommendation of the Committee, provided that (a) the exercise price must be 100% of the fair market value (as defined) of the stock at the date of grant, (b) the options must expire no later than ten years from the date of grant, and (c) the options must comply with the applicable requirements as set forth in "Incentive stock options" above. The terms and provisions of option grants need not be uniform. Unless otherwise provided in the stock option agreement, such options are exercisable in whole at any time or in part from time to time prior to the expiration of the option, except as provided below. In the case of death while employed by the Company or within 90 days after the termination of employment, the option may be exercised by the optionee's legal representative within 12 months after the date of death, but only to the extent the option was exercisable at the time of death. In the event an optionee's employment is terminated for any other reason after the optionee shall have been continuously employed by the Company for at least one year after the granting of the option, the option may be exercised within 90 days after such termination, but only to the extent the option was exercisable at the date of such termination. However, if an optionee's employment is terminated by reason of disability, or if the optionee becomes disabled within 90 days after the termination of employment, the Board may extend the time within which the option may be exercised, but it may be exercised only to the extent it was exercisable at the date of termination of employment. Notwithstanding the foregoing, in no event may any option be exercised after its date of expiration.

         Stock option agreement. Each stock option is evidenced by a stock option agreement in such form, not inconsistent with the provisions of the 95 Plan, as the Committee shall prescribe. Since the terms and provisions of such agreements need not be uniform, each optionee should refer to his own stock option agreement for the terms and provisions of his option.

Exercise of Stock Options and Disposition of Shares

         Manner of exercise. Stock options may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice of exercise must be accompanied by payment in full of the exercise price in cash or by check or by delivering to the Company shares of Common Stock having a fair market value equal to the required purchase price.

         The Board, on the recommendation of the Committee, may accept surrender of the right to exercise an option in whole or in part and authorize a payment in consideration therefor of an amount equal to the excess of the fair market value of the shares over the option exercise price, such payment to be in shares of Common Stock valued at their fair market value on the date of surrender of the option, or in cash, or partly Common Stock shares and partly in cash.

         Conditions to delivery of shares. The Company will not be obligated to deliver any shares upon the exercise of an option unless and until, in the opinion of the Company's counsel, all applicable federal, state and other laws and regulations have been complied with. If the Common Stock at the time of exercise is listed on any stock exchange, no delivery will be made unless and until the shares to be delivered have been listed or authorized for listing upon official notice of issuance on such exchange. Nor will delivery be made until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. In this regard, and without limiting the generality of the foregoing, the Company may require from the optionee or his legal representative such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, the securities laws of any state and the regulations thereunder, certificates evidencing the shares may be required to bear a restrictive legend, a stop transfer order may be placed with the transfer agent, and there may be restrictions as to the number of shares that can be resold during a given period of time and the manner of sale. Optionees or their legal representatives must take any action reasonably requested by the Company in order to effect compliance with all applicable securities laws and regulations and any listing requirements.

         Notice of disposition of shares. Each optionee must promptly notify the Company when any disposition of optioned shares, whether by sale, gift or otherwise, is made by him.


Miscellaneous Provisions

         Nontransferability. No stock option awarded under the 95 Plan is transferable by the optionee other than by will or the laws of descent and distribution. Options are exercisable during the optionee's lifetime only by him.

         Stockholder rights. An optionee has no rights as a stockholder with respect to any stock covered by his option until the issuance to him of a stock certificate representing such stock.

         No right to employment. Neither the establishment of the 95 Plan nor any action taken by the Company, the Board or the Committee under the 95 Plan, nor any provision of the 95 Plan, shall be construed as giving to any person the right to be retained in the service of the Company.

         Consolidation or merger. In the event of a consolidation or a merger in which the Company is not the surviving corporation, the holder of any then outstanding option shall thereafter be entitled to receive, upon exercise of the option, the same number and kind of shares, securities or other property as he would have received had he exercised the option immediately prior to such merger or consolidation.

         Amendments. The Board may at any time amend the 95 Plan as it deems advisable. No such amendment, however, may adversely affect any stock option theretofore granted, except to the extent deemed necessary or advisable by the Board to assure that the option qualifies as an ISO under the Code and meets the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. No amendment may be made, however, unless approved by the stockholders of the Company, which would (a) increase the maximum number of shares of Common Stock available under the 95 Plan (subject to adjustment as explained above), (b) reduce the exercise price of options below the prices provided for in the 95 Plan, (c) extend the period within which options may be granted, (d) extend the term of options beyond ten years from the date of grant or (e) materially modify the designation of the persons or classes of persons eligible to receive awards under the 95 Plan.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Under the Code as currently in effect, there is no taxable income to an optionee when an ISO is granted to him or when the ISO is exercised. The excess, however, of the fair market value of the underlying shares on the date of exercise over the option exercise price will be taken into account as an adjustment in determining whether the optionee is subject to the alternative minimum tax under Section 55 of the Code for the year of exercise. Any such adjustment, however, may be added to the optionee's tax basis for future alternative minimum tax purposes. If the optionee does not dispose of the shares within one year of the date on which the shares are transferred to him nor within two years of the date of option grant, any gain realized upon the disposition will be taxable as long-term capital gain. However, if the optionee does not satisfy the applicable holding period, the excess of the fair market value of the shares on the date of exercise over the option exercise price (but not exceeding the amount by which the sale price of the shares exceeds the option exercise price) will be taxable as ordinary income for the year in which the shares are disposed of. The Company will be entitled to a corresponding tax deduction for any amounts which are taxable to an optionee as ordinary income. If at any time an optionee is treated as receiving ordinary income and at that time he is employed by the Company or any of its affiliates, the Company may be required to withhold federal income taxes and also may be required to withhold contributions under the Federal Insurance Contributions Act (FICA) from either the source of such ordinary income or other income payable to the optionee.

         Because of the complexity of the federal income tax laws and the possibility of changes therein, and because the tax consequences to a particular optionee will at least in part depend upon his personal financial situation, optionees are urged to consult their personal tax advisors before exercising their options or reselling shares acquired under the 84 Plan or the 95 Plan. Optionees should also consult their personal tax advisers as to the state, local and federal estate tax consequences of such transactions.

         In the event that a participant is subject to the alternative minimum tax as a result of the exercise of an ISO, such participant may, with the approval of the Committee, provide for the payment of the additional income tax resulting from such exercise by delivering to the Company shares of Common Stock having a fair market value equal to the additional income tax, such fair market value to be credited to the participant's income tax withholding account with the Company.


                               OUTSTANDING OPTIONS

84 Plan

         The following table sets forth the date of grant, exercise price as of September 20, 1999 and expiration date of the options granted under the 84 Plan which were outstanding as of September 20, 1999. These options are exercisable in full at any time or in part from time to time prior to the stated expiration date, subject to early termination of the option in the event of termination of employment as described in "Stock Option Grants" above.


                  Date of Grant             Exercise Price             Expiration Date
                  -------------             --------------             ---------------
                  December 10, 1991         $0.569984                  December 9, 2001
                  February 16, 1994          5.04                      February 15, 2004

95 Plan

         The following table sets forth the date of grant, exercise price as of September 20, 1999 and expiration date of the options granted under the 95 Plan which were outstanding as of September 20, 1999. The options granted on May 3, 1996 and February 10, 1997 are exercisable in annual increments of 20%, commencing on the date of grant, and the options granted thereafter are exercisable in annual increments of 20%, commencing on the first anniversary of the date of grant. As of September 20, 1999, no options granted under the 95 Plan had been exercised.

                  Date of Grant           Exercise Price       Expiration Date
                  -------------           --------------       ---------------

                  May 3, 1996                $4.80             May 2, 2006
                  February 10, 1997           7.28             February 9, 2007
                  March 3, 1998               8.10             March 2, 2008
                  January 5, 1999            7.875             January 4, 2009
                  June 11, 1999               7.00             June 10, 2009
                  June 21, 1999              7.125             June 20, 2009
                  August 31, 1999            6.813             August 30, 2009


                             SELLING SECURITYHOLDERS

         The following table sets forth information as of September 20, 1999 concerning the current officers and directors of the Company who held or hold options granted under the 84 Plan or the 95 Plan. Shares of Common Stock heretofore or hereafter acquired by such officers and directors through the exercise of such options may be resold by them using this Prospectus.

                                                           Common Shares          Percent     Common Shares
Name                      Position                              Owned             of Class       Optioned
----                      ---------                        --------------         --------       --------
William A. Bassett        Chairman of the Board,            217,942                 6.67%         175,829
                          President and Chief
                          Executive Officer
Michael S. Baxley         Executive Vice President            1,000                   --           20,000
                          and Director
Michael K. Solomon        Vice President, Treasurer          53,439                 1.64           61,994
                          and Director

William A. Johnson        Controller                             --                   --           11,250

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.20 per share, of which 4,408,831 were issued and 3,264,602 were issued and outstanding as of September 20, 1999. All shares of Common Stock currently outstanding are, and all shares hereafter issued under and in accordance with the 84 Plan or 95 Plan will be, fully paid and nonassessable. The Common Stock is listed and traded on the American Stock Exchange (Symbol:
DII). ChaseMellon Shareholder Services, Pittsburgh, Pennsylvania, is the transfer agent and registrar for the Common Stock.

         The Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions. All shares have one vote on any matter submitted to a vote of stockholders, except that the holders thereof have cumulative voting rights in the election of directors. Holders of the Common Stock are entitled to receive dividends when and as declared by the Board out of funds legally available therefor. Upon dissolution of the Company, the holders of the Common Stock will be entitled to share ratably in the assets remaining after the payment of indebtedness and other priority claims.


Special Provisions

         The Company's Articles of Incorporation require a two-thirds vote of the stockholders in order for the stockholders to (i) remove directors from office without cause, (ii) call a special meeting of the stockholders, (iii) amend the By-laws or (iv) amend the Articles of Incorporation, unless such amendment has been recommended by the Board. The Articles also prohibit the payment of "greenmail" to a 10% stockholder who has held the shares for less than two years, unless the purchase is approved by the holders of a majority of the other shares outstanding. The Company has not opted out of any of the antitakeover provisions of the Pennsylvania Business Corporation Law, except for subchapter 25E (Control Transactions).

         The By-laws of the Company contain a provision that no director of the Company shall be personally liable for monetary damages for any action taken, or failure to take any action, unless the director has breached or failed to perform the statutory duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The By-laws also provide that the Company shall indemnify each director, officer and employee of the Company against all liabilities and expenses incurred by him in connection with any threatened or pending claim or proceeding in which he may become involved by reason of his serving or having served in such position, except where the claim or proceeding arose from an act or failure to act which is determined by a court to have constituted willful misconduct or recklessness. Insofar as such indemnification provision covers liabilities of officers and directors arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby has been passed upon for the Company by its counsel, Klett Lieber Rooney & Schorling, a Professional Corporation, 40th Floor, One Oxford Centre, Pittsburgh, Pennsylvania 15219. Jerome B. Lieber, Secretary and a director of the Company, is Senior Counsel to that corporation.

                                     EXPERTS

         The consolidated balance sheets of the Company as of January 2, 1999 and January 3, 1998 and the related statements of earnings and stockholders' equity and cash flows for each of the three fiscal years in the period ended January 2, 1999 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999 have been audited by Louis Plung & Company, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                   DOCUMENTS INCORPORATED HEREIN BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3 and July 3, 1999, filed with the Commission, are incorporated herein by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus, and prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus forms a part which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each optionee to whom this Prospectus has been delivered, upon written or oral request, a copy of any and all of the documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Michael K. Solomon, Vice President and Treasurer, Decorator Industries, Inc., 10011 Pines Boulevard, Pembroke Pines, Florida 33024, telephone number (954) 436- 8909.

No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of stock in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.






                                TABLE OF CONTENTS
                                                           Page
                                                           ----
Available Information...................................    2
The 1984 Incentive Stock Option Plan....................    3
The 1995 Incentive Stock Option Plan....................    3
      Administration and Eligibility....................    3
      Stock Option Grants...............................    4
      Exercise of Stock Options and Disposition
         of Shares......................................    5
      Miscellaneous Provisions..........................    5
Certain Federal Income Tax Consequences.................    6
Outstanding Options.....................................    6
      84 Plan...........................................    6
      95 Plan...........................................    7
Selling Securityholders.................................    7
Description of Capital Stock............................    8
      Common Stock......................................    8
      Special Provisions................................    8
Legal Matters...........................................    8
Experts.................................................    9
Documents Incorporated Herein by Reference..............    9




                           DECORATOR INDUSTRIES, INC.

                        1995 Incentive Stock Option Plan

                        1984 Incentive Stock Option Plan








                                 --------------

                                   PROSPECTUS
                                 --------------













                                October 15, 1999

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   Included in "Documents Incorporated Herein By Reference" and "Description of Capital Stock" in the Prospectus.

Item 4.  Description of Securities.

   Not Applicable

Item 5.  Interests of Named Experts and Counsel.

   Jerome B. Lieber, Secretary and a director of the registrant, is Senior Counsel to the law firm of Klett Lieber Rooney & Schorling, a Professional Corporation, counsel to the registrant.

Item 6. Indemnification of Directors and Officers.

   Included in "Description of Capital Stock - Special Provisions" in the Prospectus.

Item 7.  Exemption From Registration Claimed.

   No "restricted" securities will be reoffered or resold.

Item 8. Exhibits.

   The following exhibits are filed as part of this registration statement:

                       5A Opinion and consent of Klett Lieber Rooney & Schorling, a Professional Corporation, filed herewith.

                    10K.1  1984 Incentive Stock Option Plan as amended, filed as
                           Exhibit 10K.1 to Form 10-Q for the quarter ended October 3, 1987 and incorporated herein by reference.

                      10U 1995 Incentive Stock Option Plan, filed as Exhibit 10U to Form 10-K for the fiscal year ended December 30, 1995 and incorporated herein by reference.

                      24G  Consent of Independent Auditors, filed herewith.

Item 9. Undertakings.

         The registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions set forth in "Description of Capital Stock - Special Provisions" in the Prospectus, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The registrant undertakes to deliver or cause to be delivered with the prospectus to each optionee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such optionee otherwise has received a copy of such report. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such optionee. The registrant further undertakes to transmit or cause to be transmitted to all persons participating in the 84 Plan or 95 Plan, who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke Pines, Florida, on October 11, 1999.

                                              DECORATOR INDUSTRIES, INC.
                                                     (Registrant)

                                              By:  /s/ William A. Bassett
                                              ---------------------------
                                                       William A. Bassett
                                                       Chairman of the Board



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints William A. Bassett, Michael K. Solomon and Jerome B. Lieber, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

                             -----------------------


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                        Title                                   Date
              ---------                                        -----                                   ----
      /s/ William A. Bassett         Chairman of the Board, President and Chief Executive       October 11, 1999
--------------------------------     Officer
         William A. Bassett


      /s/ Michael S. Baxley          Executive Vice President and Director                      October 11, 1999
--------------------------------
          Michael S. Baxley


      /s/ Michael K. Solomon         Vice President, Treasurer (Principal Financial and         October 11, 1999
--------------------------------     Accounting Officer) and Director
         Michael K. Solomon


      /s/ Jerome B. Lieber           Director                                                   October 11, 1999
--------------------------------
          Jerome B. Lieber


      /s/ Ellen Downey               Director                                                   October 11, 1999
--------------------------------
          Ellen Downey


      /s/ Thomas L. Dusthimer        Director                                                   October 11, 1999
--------------------------------
         Thomas L. Dusthimer
